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                                                                    Exhibit 21.1
                        SUBSIDIARIES OF INTRINSIX CORP.


                               Jurisdiction of              Name(s) Under Which
    Subsidiary                  Organization               Business is Conducted
    ----------                 ---------------             ---------------------
Intrinsix Canada Co.           Nova Scotia, Canada               Intrinsix

SEVA Technologies, Inc.        Massachusetts                     Intrinsix